Exhibit 99.1

  ROCKWELL MEDICAL TECHNOLOGIES, INC. REPORTS FIRST QUARTER; SALES INCREASE
                                      30.4%

    WIXOM, Mich., May 12 /PRNewswire-FirstCall/ -- Rockwell Medical Technologies, Inc. (Nasdaq: RMTI), a leading, innovative hemodialysis products manufacturer in the healthcare sector, reported its first quarter results today. Sales were up 30.4% over the first quarter last year. Net income of $109,215 increased $29,000 or 36% over the first quarter 2004. Earnings per Share for the quarter was $.01.

     HIGHLIGHTS:
     First Quarter 2005
     * Record quarterly revenues of $5,619,508. * Sales increased 30.4% over the first quarter of 2004. * Sales revenue was up 17.6% sequentially over the fourth quarter of
       2004.
     * Concentrate product line revenue increased 40% over the first quarter of 2004.
     * Dri-Sate(R) Dry Acid Concentrate unit volume increased 50% over the first quarter of 2004.
     * Liquid acid concentrate gallons increased by 70% over the first quarter of 2004.
     * Net Income was $109,215
     * Earnings per Share was $.01
     * Substantial market share gain in the Southeast region. * New manufacturing plant in Southeast region began operations in March. * Secured a $6,500,000 purchase order for dialysis products.

    Mr. Robert L. Chioini, Chairman, CEO, and President of Rockwell Medical Technologies, Inc. stated, "We are pleased with our first quarter sales results and we expect to continue to experience revenue growth in the second quarter. We developed a significant amount of new business during the last year. We also secured supply agreements with several providers located in the Southeastern U.S. To service Southeastern U.S. providers we established a manufacturing and distribution facility in the South in March. We also secured a $6,500,000 purchase order which should result in a substantial sales increase for the Company for calendar year 2005."

    Mr. Chioini also stated, "We incurred higher than usual distribution costs over the last six months due to our penetration of the Southeast market prior to establishing our plant which was a major contributing factor to the decline in our gross profit margins. Our gross profit margins declined over the last six months as we built our book of business to where we could justify a self funding facility in the Southeast. We achieved that objective when we opened our new manufacturing facility in March. We expect our gross profit margins to improve as a result of our regional presence going forward."

    Rockwell will be hosting a conference call to review its first quarter results on Thursday, May 12, 2005 at 11:00 am EDT. Investors are encouraged to call in five minutes in advance of the call at 888-896-0862 or may listen on the web at:

http://orion.calleci.com/servlet/estreamgetevent?id=5423&folder=default  using
Windows Media Player. See rockwellmed.com for more details and playback options.

    Rockwell Medical Technologies, Inc. is an innovative leader in manufacturing, marketing and delivering high-quality dialysis solutions, powders and ancillary products that improve the quality of care for dialysis patients. Dialysis is a process that duplicates kidney function for those patients whose kidneys have failed to work properly and suffer from chronic kidney failure, a condition also known as end stage renal disease (ESRD). There are an estimated 350,000 dialysis patients in the United States and the incidence of ESRD has increased 6-8% on average each year over the last decade. Rockwell's products are used to cleanse the ESRD patient's blood and replace nutrients in the bloodstream. Rockwell offers the proprietary Dri- Sate(R) Dry Acid Mixing System, RenalPure(TM) Liquid Acid, RenalPure(TM) Powder Bicarbonate, SteriLyte(R) Liquid Bicarbonate, Blood Tubing Sets, Fistula Needles and a wide range of ancillary dialysis items. Visit Rockwell's website at http://www.rockwellmed.com.

    Certain statements in this press release with respect to Rockwell's business and operations, including the statements regarding the Company's anticipated sales revenue and gross profit margins constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's expectations and are based upon currently available information. Management of Rockwell believes the expectations reflected in the forward-looking statements made in this press release are based upon reasonable assumptions. However, certain factors could occur that might cause actual results to vary. These include, but are not limited to, general economic conditions, economic conditions in the hemodialysis industry, competitive factors, failure to obtain FDA approval, and other factors discussed in Rockwell's reports filed with the Securities and Exchange Commission. The forward-looking statements should be considered in light of these risks and uncertainties.

               Rockwell Medical Technologies, Inc. and Subsidiary
                         Consolidated Income Statements
          For the three months ended March 31, 2005 and March 31, 2004
                                 (Whole dollars)
                                   (Unaudited)

                                               Three Months     Three Months
                                                   Ended            Ended
                                              March 31, 2005   March 31, 2004
                                              --------------   --------------
Sales                                         $    5,619,508   $    4,307,844
Cost of Sales                                      4,950,092        3,612,884
 Gross Profit                                        669,416          694,960
Selling, General and Administrative                  647,659          570,411
 Operating Income                                     21,757          124,549
Other Income                                         137,468                -
Interest Expense, net                                 50,010           44,332
 Net Income                                   $      109,215   $       80,217
Basic Earnings per Share                      $          .01   $          .01

Diluted Earnings per Share                    $          .01   $          .01

               Rockwell Medical Technologies, Inc. And Subsidiary
                           Consolidated Balance Sheets
                   As Of March 31, 2005 and December 31, 2004
                                 (Whole Dollars)

                                                    MARCH 31,      DECEMBER 31,
                                                      2005             2004
                                                 --------------   --------------
ASSET

Cash and Cash Equivalents                        $      866,480   $      166,195
Restricted Cash Equivalents                               8,662            8,662
Accounts Receivable, net of a reserve
 of $44,500 in 2005 and $44,500 in 2004               2,496,621        2,302,093
Inventory                                             2,649,960        1,652,457
Other Current Assets                                    195,492          111,630
  Total Current Assets                                6,217,215        4,241,037
Property and Equipment, net                           1,966,644        2,048,665
Intangible Assets                                       361,663          369,508
Goodwill                                                920,745          920,745
Other Non-current Assets                                118,637          120,597
  Total Assets                                   $    9,584,904   $    7,700,552

  LIABILITIES AND SHAREHOLDERS' EQUITY

Short Term Borrowings                            $      511,000   $      452,682
Notes Payable & Capitalized Lease Obligations           411,079          389,602
Accounts Payable                                      2,623,867        2,124,679
Customer Deposits                                     1,225,333           11,005
Accrued Liabilities                                     427,684          481,587
  Total Current Liabilities                           5,198,963        3,459,555

Long Term Notes Payable & Capitalized
 Lease Obligations                                      750,657          818,678

  Shareholders' Equity:
Common Share, no par value, 8,596,531 and
 8,556,531 shares issued and outstanding             11,974,659       11,870,909
Common Share Purchase Warrants,
 3,761,071 and 3,761,071 shares issued and
 outstanding                                            320,150          320,150
Accumulated Deficit                                  (8,659,525)      (8,768,740)
  Total Shareholders' Equity                          3,635,284        3,422,319

  Total Liabilities And Shareholders'
   Equity                                        $    9,584,904   $    7,700,552

SOURCE  Rockwell Medical Technologies, Inc.
    -0-                             05/12/2005
    /CONTACT: Thomas Klema for Rockwell Medical Technologies, Inc., +1-248-960-9009/
    /Web site:  http://rockwellmed.com/